UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2010

Eclipsys Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Ravinia Drive, Atlanta, Georgia		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 847-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incentive Retention Plan

As previously disclosed, on June 9, 2010, Eclipsys Corporation (“Eclipsys”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allscripts-Misys Healthcare Solutions, Inc., a Delaware corporation (which has changed its name to Allscripts Healthcare Solutions, Inc.) (“Allscripts”), and Arsenal Merger Corp., a Delaware corporation and wholly owned subsidiary of Allscripts (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Eclipsys, with Eclipsys surviving as a wholly owned subsidiary of Allscripts (the “Merger”).

In connection with the transactions contemplated by the Merger Agreement, Eclipsys has established the Eclipsys Corporation Incentive Retention Plan (the “Plan”). The purpose of the Plan is to retain certain highly qualified individuals in the employment of the combined company after the Merger and motivate such individuals to achieve post-Merger performance objectives. Prior to the Merger, the Plan will be administered by the Eclipsys Compensation Committee, which is authorized to select the Plan’s participants. After the Merger, the Plan will be administered by the Allscripts Compensation Committee. Various employees will participate in the Plan, including the following Named Executive Officers of Eclipsys: Philip M. Pead, Chris E. Perkins, John P. Gomez, and W. David Morgan. The Plan awards for the Named Executive Officers consist of (i) cash awards equal to a potential maximum of $843,750 for Mr. Pead, $531,250 for Mr. Perkins, $593,750 for Mr. Gomez, and $275,000 for Mr. Morgan; and (ii) awards of performance-based restricted shares of Eclipsys common stock equal to a potential maximum of 54,189 shares for Mr. Pead, 34,119 shares for Mr. Perkins, 38,133 shares for Mr. Gomez, and 17,662 shares for Mr. Morgan. Like other shares of Eclipsys stock outstanding, each share of the restricted stock will be exchanged for 1.2 shares of Allscripts common stock in connection with the Merger. The cash awards vest in six equal installments on the following dates: on the date of the closing of the Merger and on the dates that are 6, 12, 16, 20 and 24 months after the closing of the Merger. One-half of the performance-based restricted shares are eligible to vest in each of the years ended September 30, 2011 and 2012; actual vesting depends upon the achievement of certain cost synergies and the booking of new integrated deals as established by the Compensation Committee, and no shares will vest if specified minimum performance levels are not achieved. All awards also will vest upon a termination due to death or disability, and termination by the company without cause and by the participant for good reason. Awards not previously vested are forfeited upon termination of employment for any other reason. The Plan and the awards will automatically terminate and all awards will be forfeited if the Merger does not occur by December 31, 2010.

Amendments to Executive Employment Arrangements

Between August 20 and August 24, 2010, Eclipsys entered into amendments to employment agreements (collectively, the “Amendments”) with each of Philip M. Pead, Chris E. Perkins, Brian W. Copple, John E. Deady, and John P. Gomez. The Amendments bring the employment agreements into compliance with the most recent guidance related to Code Section 409A’s rules regarding the time and form of deferred compensation payments in a number of respects and take advantage of an IRS correction procedure, IRS Notice 2010-6, to correct the Code Section 409A failures before the end of 2010 to avoid adverse tax consequences. All of the changes made by the Amendments are made to bring the documents into compliance with Code Section 409A.

Between August 20 and August 24, 2010, Eclipsys entered into amendments to preferred stock unit agreements (collectively, the “Amendments”) with each of Philip M. Pead, Chris E. Perkins, John E. Deady, and John P. Gomez. The Amendments bring the preferred stock unit agreements into compliance with the most recent guidance related to Code Section 409A’s rules regarding the time of deferred compensation payments and take advantage of an IRS correction procedure, IRS Notice 2010-6, to correct the Code Section 409A failures before the end of 2010 to avoid adverse tax consequences. All of the changes made by the Amendments are made to bring the documents into compliance with Code Section 409A.

On August 19, 2010, in consideration of the contributions of Jay Deady to Eclipsys and certain transitional assistance and the termination of Mr. Deady’s employment with Eclipsys in connection with the Merger, the Compensation Committee of the Board of Directors of Eclipsys approved the extension from 90 days to 365 days of the period of time following the termination of employment during which Mr. Deady may exercise the stock option for 400,000 shares of Eclipsys common stock at an exercise price of $21.03 per share, which was awarded to Mr. Deady in connection with commencement of his employment with Eclipsys.

Eclipsys and Brian Copple entered into a Supplemental Severance Agreement on August 17, 2010, which provides that when and if Mr. Copple becomes entitled to receive the severance benefits specified in his employment agreement with Eclipsys, then subject to the same conditions applicable to his right to receive those severance benefits, Eclipsys will provide to Mr. Copple a supplemental severance payment equal to the sum of one-half of his annual base salary in effect on the date of the agreement, plus one-half of his annual target bonus in effect on the date of the agreement, which sum shall be paid in a lump sum on the date that is six months plus one day after the date Mr. Copple’s employment terminates.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Statements regarding the possible payouts under the retention plan, proposed merger between Eclipsys and Allscripts, the anticipated benefits of the proposed transaction, including future financial and operating results, the strategic opportunities available to the combined company, the combined company’s plans, objectives, expectations and intentions, platform and product integration, the connection and movement of data among hospitals, physicians, patients and others, merger synergies and cost savings, client attainment of “meaningful use” and accessibility of federal stimulus payments, enhanced competitiveness and accessing new client opportunities, market evolution, the benefits of the combined companies’ products and services, the availability of financing, future events, developments, future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Allscripts, Eclipsys or the combined company or the proposed transaction.

Such risks, uncertainties and other factors include, among other things: any conditions or contingencies imposed in connection with the proposed merger; the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions; the possibility that the expected synergies, efficiencies and cost savings of the proposed transaction will not be realized, or will not be realized within the expected time period; the possibility that performance targets for the performance-based restricted stock retention awards will not be met and that the full potential of the retention awards will not be earned; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; competition within the industries in which Allscripts and Eclipsys operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put Allscripts and Eclipsys at a competitive disadvantage in the marketplace; unexpected requirements to achieve interoperability certification pursuant to the Certification Commission for Healthcare Information Technology could result in increased development and other costs for Allscripts and Eclipsys; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that Allscripts’ and Eclipsys’ products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; Allscripts’ and Eclipsys’ ability to establish and maintain strategic relationships; undetected errors or similar problems in Allscripts’ and Eclipsys’ software products; the outcome of any legal proceeding that has been or may be instituted against Allscripts, Misys plc or Eclipsys and others; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of Allscripts’ and Eclipsys’ software by the U.S. Food and Drug Administration; the possibility of product-related liabilities;

Allscripts’ and Eclipsys’ ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining Allscripts’ and Eclipsys’ intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and Allscripts’ and Eclipsys’ ability to obtain, use or successfully integrate third-party licensed technology; and breach of Allscripts’ or Eclipsys’ security by third parties. See Allscripts’ and Eclipsys’ Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended May 31, 2010 and December 31, 2009, respectively, the definitive joint proxy statement/prospectus/information statement mailed by Allscripts and Eclipsys to their respective stockholders on or about July 15, 2010, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to Allscripts’ and Eclipsys’ respective businesses. The statements herein speak only as of their date and neither Allscripts nor Eclipsys undertakes any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSYS CORPORATION

August 23, 2010	By:	/s/ Brian W. Copple
Name: Brian W. Copple
Title: Chief Legal Officer, General Counsel and Corporate Secretary